Exhibit 23.1
                                                               ------------



                              ACCOUNTANTS' CONSENT



The Stockholders and Board of Directors
CORT Business Services Corporation:

We consent to the use of our reports incorporated by reference herein. Our report on the consolidated financial statements refers to a change in accounting for income taxes by CORT Furniture Rental Corporation, the Predecessor to CORT Business Services Corporation.






                                               KPMG Peat Marwick LLP

Washington, DC
November 5, 1996